Exhibit (h)(iv)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Allianz Funds Multi-Strategy Trust

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 15th day of July 2009 between Allianz Funds Multi-Strategy Trust and Boston Financial Data Services, Inc. In accordance with Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated October 3, 2008, as amended, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated July 15, 2009;

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the “July 15, 2009 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ E. Blake Moore, Jr.	By:	/s/ Mark Scovell
Name:	E. Blake Moore, Jr.	Name:	Mark Scovell
Title:	President and Chief Executive Officer	Title:	SRVP

As an Authorized Officer on behalf of each

Portfolio of the Funds indicated on Schedule A

SCHEDULE A

Dated: July 15, 2009

Allianz NACM Global Equity 130/30 Fund

Allianz RCM Global Water Fund

Allianz RCM All Horizons Fund

Allianz RCM Disciplined Equity Fund

Allianz RCM International Opportunities Fund

Allianz RCM Global EcoTrends Fund

Allianz Global Investors Solutions 2015 Fund

Allianz Global Investors Solutions 2020 Fund

Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund

Allianz Global Investors Solutions 2050 Fund

Allianz Global Investors Solutions Retirement Income Fund

Allianz Global Investors Solutions Core Allocation Fund

Allianz Global Investors Solutions Growth Allocation Fund

Allianz NACM International Growth Fund

Allianz NFJ Global Dividend Value Fund

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ E. Blake Moore, Jr.	By:	/s/ Mark Scovell
Name:	E. Blake Moore, Jr.	Name:	Mark Scovell
Title:	President and Chief Executive Officer	Title:	SRVP

As an Authorized Officer on behalf of each

Portfolio of the Funds indicated on Schedule A